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Exhibit 4.6

AMENDED AND RESTATED PLEDGE AGREEMENT

among

DAYTON SUPERIOR CORPORATION,

CERTAIN SUBSIDIARIES OF DAYTON SUPERIOR CORPORATION

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as COLLATERAL AGENT

Dated as of June 16, 2000

and

Amended and Restated as of June 9, 2003

TABLE OF CONTENTS

			Page
1.	SECURITY FOR OBLIGATIONS		2
2.	DEFINITIONS		4
3.	PLEDGE OF SECURITIES, ETC.		6
	3.1	Pledge	6
	3.2	Procedures	9
	3.3	Subsequently Acquired Collateral	10
	3.4	Transfer Taxes	10
	3.5	Definition of Pledged Notes	10
	3.6	Certain Representations and Warranties Regarding the Collateral	10
4.	APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.		11
5.	VOTING, ETC., WHILE NO EVENT OF DEFAULT		11
6.	DIVIDENDS AND OTHER DISTRIBUTIONS		11
7.	REMEDIES IN CASE OF DEFAULT OR EVENT OF DEFAULT		12
8.	REMEDIES, ETC., CUMULATIVE		13
9.	APPLICATION OF PROCEEDS		13
10.	PURCHASERS OF COLLATERAL		13
11.	INDEMNITY		13
12.	PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER		14
13.	FURTHER ASSURANCES; POWER-OF-ATTORNEY		14
14.	THE PLEDGEE AS AGENT		14
15.	TRANSFER BY THE PLEDGORS		15
16.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS		15
17.	LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC.		16
18.	PLEDGORS' OBLIGATIONS ABSOLUTE, ETC.		17
19.	REGISTRATION, ETC.		17
20.	TERMINATION; RELEASE		18
21.	NOTICES, ETC.		19
22.	WAIVER; AMENDMENT		20
23.	MISCELLANEOUS		20
24.	RECOURSE		20
25.	LIMITED OBLIGATIONS.		20
26.	ADDITIONAL PLEDGORS		21
27.	ACKNOWLEDGMENT		21
Annex A	Schedule of Legal Names, Type of Organization, Jurisdiction of Organization, Location and Organizational Identification Numbers
Annex B	List of Subsidiaries
Annex C	List of Stock
Annex D	List of Notes
Annex E	List of Limited Liability Company Interests
Annex F	List of Partnership Interests
Annex G	Agreement Regarding Uncertificated Securities, Limited Liability Company Interests and Partnership Interests

(i)

AMENDED AND RESTATED PLEDGE AGREEMENT

        AMENDED AND RESTATED PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of June 16, 2000 and amended and restated as of June 9, 2003, made by each of the undersigned pledgors (each a "Pledgor" and, together with any other entity that becomes a pledgor hereunder pursuant to Section 26 hereof, the "Pledgors") to DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), as Collateral Agent (together with any successor collateral agent, the "Pledgee"), for the benefit of the Secured Creditors (as defined below), and acknowledged and agreed to by THE BANK OF NEW YORK, as trustee (together with any successor trustee (the "Senior Secured Notes Trustee") for the benefit of the holders from time to time of the Senior Secured Notes (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined (or, at any time on or after the first date when all Credit Document Obligations (as defined below) shall have been repaid in full and all Letters of Credit and the Total Commitment under (and as defined in) the Credit Agreement, in each case, have been terminated and thereafter for so long as no Credit Agreement is in effect, the Credit Agreement as in effect on such date immediately prior to such repayment and termination).

W I T N E S S E T H:

        WHEREAS, Dayton Superior Corporation (the "Borrower"), the lenders party from time to time party thereto (the "Lenders") and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of June 16, 2000 (as amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed thereunder) all or any portion of the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders, holders, the "Credit Agreement"), providing for the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower as contemplated therein (the Lenders, the Administrative Agent, the Letter of Credit Issuers and the Pledgee are herein called the "Lender Creditors");

        WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender's or affiliate's successors and assigns, if any, collectively, the "Other Creditors");

        WHEREAS, pursuant to Section 9.04(xvi) of the Credit Agreement, the Borrower and/or one or more other Pledgors are permitted in the future to incur up to $15,000,000 in aggregate principal amount of additional Indebtedness that (x) may be guaranteed by one or more of the Pledgors and (y) to the extent that such additional Indebtedness is a senior obligation of the Borrower and/or such other Pledgor that ranks pari passu in right of payment with the Credit Document Obligations, secured hereunder on an equal and ratable basis with all of the Credit Document Obligations and the Other Obligations as hereinafter provided (with any such additional Indebtedness being referred to herein as the "Additional First Lien Debt" and with any holders of such Additional First Lien Debt from time to time, together with any agent or trustee in respect thereof, being herein collectively called the "Additional First Lien Creditors" and, together with the Lender Creditors and the Other Creditors, the "First Lien Creditors"; and with all documentation evidencing any such Additional First Lien Debt and any guarantees thereof being herein called "Additional First Lien Debt Documents");

        WHEREAS, pursuant to Section 9.04(xvii) of the Credit Agreement, the Borrower, the Pledgors that are Domestic Subsidiaries of the Borrower and the Senior Secured Notes Trustee have entered into an Indenture, dated as of June 9, 2003 (as amended, modified or supplemented from time to time, the "Senior Secured Note Indenture"), providing for (i) the issuance by the Borrower of its 10 3/4% Senior

Second Secured Notes due September 15, 2008 (together with up to an additional $35,000,000 in aggregate principal amount of senior second secured notes issued thereunder after the date hereof, collectively, the "Senior Secured Notes") to the holders thereof from time to time (the "Senior Secured Noteholders" and, together with the Senior Secured Notes Trustee, the "Second Lien Creditors" and, together with the First Lien Creditors, the "Secured Creditors") and (ii) the guaranty by each Pledgor that is a Domestic Subsidiary of the Borrower of the Borrower's obligations under the Senior Secured Note Indenture and the Senior Secured Notes (each such guaranty, together with the Senior Secured Note Indenture and the Senior Secured Notes, are herein called the "Senior Secured Note Documents");

        WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Lender Creditors and the Other Creditors the payment when due of all Guaranteed Obligations as described therein;

        WHEREAS, each Pledgor and the Pledgee entered into the Pledge Agreement, dated as of June 16, 2000 (as amended, modified or supplemented through, but not including, the date hereof, the "Original Pledge Agreement"), in connection with the Credit Agreement;

        WHEREAS, it was a condition precedent to the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee the Original Pledge Agreement;

        WHEREAS, it is a condition precedent to the issuance of the Senior Secured Notes by the Borrower under the Senior Secured Note Indenture that each Pledgor shall have executed and delivered this Agreement; and

        WHEREAS, pursuant to the Second Amendment to the Credit Agreement, dated as of May 20, 2003, the Lender Creditors have authorized the Collateral Agent to enter into an amendment and restatement of the Original Pledge Agreement in the form of this Agreement to, inter alia, also secure the obligations in respect of the Additional First Lien Debt Documents and the Senior Secured Note Documents on the terms and conditions set forth herein and in the Security Agreement;

        NOW, THEREFORE, the parties hereto agree that the Original Pledge Agreement shall be and hereby is amended and restated in its entirety as follows:

        1.     SECURITY FOR OBLIGATIONS.    This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

            (i)  the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, indebtedness and liabilities (including, without limitation, indemnities, fees and interest thereon (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action)) of each Pledgor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including, in the case of each Pledgor which is a Subsidiary Guarantor, all such obligations, indebtedness and liabilities of such Pledgor under the Subsidiaries Guaranty) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, indebtedness and liabilities under this clause (i), except to the extent consisting of obligations, indebtedness or liabilities with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations");

           (ii)  the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, indebtedness and liabilities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) owing by such Pledgor to the Other Creditors under, or with respect to (including, in the case of each Pledgor which is a Subsidiary Guarantor, by reason of the Subsidiaries Guaranty), any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained therein (all such obligations, indebtedness and liabilities described in this clause (ii) being herein collectively called the "Other Obligations");

          (iii)  the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, indemnities, fees and interest thereon (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action)) owing by such Pledgor to the Additional First Lien Creditors under, or with respect to, the Additional First Lien Debt Documents (all such obligations, liabilities and indebtedness under this clause (iii) being herein collectively called the "Additional First Lien Debt Obligations");

          (iv)  the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, indemnities, fees and interest thereon (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action)) of such Pledgor owing to the Second Lien Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Senior Secured Notes and the other Senior Secured Note Documents to which such Pledgor is a party (including all such obligations, indebtedness and liabilities of such Pledgor under any guaranty constituting a Senior Secured Note Document) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Senior Secured Notes and in such other Senior Secured Note Documents (all such obligations, liabilities and indebtedness under this clause (iv) being herein collectively called the "Second Lien Obligations");

           (v)  any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

          (vi)  in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Pledgor referred to in clauses (i) through (iv) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

         (vii)  all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (vii) of this Section 1 being herein collectively called the "Obligations," it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

        2.     DEFINITIONS.    (a) Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa.

        (b)   The following capitalized terms used herein shall have the definitions specified below:

        "Additional First Lien Creditors" has the meaning provided in the Recitals hereto.

        "Additional First Lien Debt" has the meaning provided in the Recitals hereto.

        "Additional First Lien Debt Documents" has the meaning provided in the Recitals hereto.

        "Additional First Lien Debt Obligations" has the meaning provided in Section 1 hereof.

        "Administrative Agent" has the meaning set forth in the Recitals hereto.

        "Adverse Claim" has the meaning given such term in Section 8-102(a)(1) of the UCC.

        "Agreement" has the meaning set forth in the first paragraph hereof.

        "Certificated Security" has the meaning given such term in Section 8-102(a)(4) of the UCC.

        "Clearing Corporation" has the meaning given such term in Section 8-102(a)(5) of the UCC.

        "Collateral" has the meaning set forth in Section 3.1 hereof.

        "Collateral Accounts" means any and all accounts established and maintained by the Pledgee in the name of any Pledgor to which Collateral may be credited.

        "Credit Agreement" has the meaning set forth in the Recitals hereto.

        "Credit Document Obligations" has the meaning set forth in Section 1 hereof.

        "Domestic Corporation" has the meaning set forth in the definition of "Stock."

        "Event of Default" shall mean any Event of Default (or similar term) under, and as defined in, the Credit Agreement, any Interest Rate Protection Agreement or Other Hedging Agreement entered into with an Other Creditor or in any Additional First Lien Debt Document and shall in any event include, without limitation, (i) any payment default under the Credit Agreement, any Interest Rate Protection Agreement, any Other Hedging Agreement, any Additional First Lien Debt Document or any Senior Secured Note Document after the expiration of any applicable grace period and (ii) at any time after the First Lien Obligations have been paid in full, all Commitments and Letters of Credit under the Credit Agreement have been terminated and all commitments under the Additional First Lien Debt Documents have been terminated, any "Event of Default" (or similar term) under, and as defined in, the Senior Secured Note Indenture.

        "Financial Asset" has the meaning given such term in Section 8-102(a)(9) of the UCC.

        "First Lien Creditors" has the meaning provided in the Recitals hereto.

        "First Lien Obligations" shall mean all Credit Document Obligations, all Other Obligations and all Additional First Lien Debt Obligations.

        "Foreign Corporation" has the meaning set forth in the definition of "Stock."

        "Indemnitees" has the meaning set forth in Section 11 hereof.

        "Instrument" has the meaning given such term in Section 9-102(a)(47) of the UCC.

        "Investment Property" has the meaning given such term in Section 9-102(a)(49) of the UCC.

        "Lender Creditors" has the meaning provided in the Recitals hereto.

        "Lenders" has the meaning provided in the Recitals hereto.

        "Limited Liability Company Assets" means all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned or represented by any Limited Liability Company Interest.

        "Limited Liability Company Interests" means the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company.

        "Location" of any Assignor, shall mean such Assignor's "location" as determined pursuant to Section 9-307 of the UCC.

        "Non-Voting Stock" means all capital stock which is not Voting Stock.

        "Notes" means (x) all Intercompany Notes at any time issued to each Pledgor and (y) all other promissory notes from time to time issued to, or held by, each Pledgor.

        "Obligations" has the meaning set forth in Section 1 hereof.

        "Original Pledge Agreement" has the meaning provided in the Recitals hereto.

        "Other Creditors" has the meaning provided in the Recitals hereto.

        "Other Obligations" has the meaning set forth in Section 1 hereof.

        "Partnership Assets" means all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned or represented by any Partnership Interest.

        "Partnership Interest" means the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership.

        "Permitted Liens" shall mean those Liens that are permitted under each of the Secured Debt Agreements to encumber the Collateral.

        "Pledged Notes" has the meaning set forth in Section 3.5 hereof.

        "Pledgee" has the meaning set forth in the first paragraph hereof.

        "Pledgor" has the meaning set forth in the first paragraph hereof.

        "Proceeds" has the meaning given such term in Section 9-102(a)(64) of the UCC.

        "Registered Organization" has the meaning given such term in Section 9-102(a)(70) of the UCC.

        "Required Lenders" has the meaning given such term in the Credit Agreement.

        "Required Secured Creditors" has the meaning given such term in the Security Agreement.

        "Second Lien Creditors" has the meaning provided in the Recitals hereto.

        "Second Lien Excluded Collateral" has the meaning set forth in the Security Agreement.

        "Second Lien Obligations" has the meaning provided in Section 1 hereof.

        "Secured Creditors" has the meaning provided in the Recitals hereto.

        "Secured Debt Agreements" has the meaning set forth in Section 5 hereof.

        "Securities Account" has the meaning given such term in Section 8-501(a) of the UCC.

        "Securities Act" means the Securities Act of 1933, as amended, as in effect from time to time.

        "Securities Intermediary" has the meaning given such term in Section 8-102(14) of the UCC.

        "Security" and "Securities" has the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event include all Stock and Notes.

        "Security Agreement" means the Amended and Restated Security Agreement, dated as of June 16, 2000 and amended and restated as of June 9, 2003, by and among the Pledgee, the Pledgors and the Senior Secured Notes Trustee, as same may be modified, supplemented, amended and restated or replaced from time to time in accordance with the terms thereof.

        "Security Documents" shall mean, collectively, all of the Security Documents (as defined in the Credit Agreement) and including this Agreement, the Security Agreement, each Additional Security Document and all other security agreements, pledges, collateral assignments, mortgages or other instruments evidencing or creating any Lien or other security interest in favor of the Collateral Agent, for the benefit of the Secured Creditors, in all or any portion of the Collateral (or any collateral under such other Security Documents), in each case as amended, amended and restated, supplemented, replaced or otherwise modified from time to time in accordance with the terms hereof and thereof.

        "Security Entitlement" has the meaning given such term in Section 8-102(a)(17) of the UCC.

        "Senior Secured Note Documents" has the meaning provided in the Recitals hereto.

        "Senior Secured Note Indenture" has the meaning provided in the Recitals hereto.

        "Senior Secured Noteholders" has the meaning provided in the Recitals hereto.

        "Senior Secured Notes" has the meaning provided in the Recitals hereto.

        "Senior Secured Notes Trustee" has the meaning set forth in the first paragraph hereof.

        "Stock" means (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof (each a "Domestic Corporation"), all of the issued and outstanding shares of capital stock of any corporation at any time owned by any Pledgor of any Domestic Corporation and (y) with respect to corporations not Domestic Corporations (each a "Foreign Corporation"), all of the issued and outstanding shares of capital stock at any time owned by any Pledgor of any Foreign Corporation.

        "Termination Date" has the meaning set forth in Section 20 hereof.

        "Transmitting Utility" has the meaning given such term in Section 9-102(a)(80) of the UCC.

        "UCC" means the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

        "Uncertificated Security" has the meaning given such term in Section 8-102(a)(18) of the UCC.

        "Voting Stock" means all classes of capital stock of any Foreign Corporation entitled to vote.

        3.     PLEDGE OF SECURITIES, ETC.

        3.1    Pledge.    To secure the Obligations now or hereafter owed or to be performed by each Pledgor, each Pledgor does hereby create, grant, pledge and assign to the Pledgee for the benefit of the Secured Creditors and does hereby create (and, to the extent the following constitutes "Collateral"

under, and as defined in, the Original Pledge Agreement, does hereby reconfirm (without interruption) its creation, grant, pledge and assignment to the Pledgee under the Original Pledge Agreement of) a continuing security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the "Collateral") (it being understood and agreed that (x) the security interest granted herein (i) for the benefit of the First Lien Creditors shall be senior in priority in all respects to the security interest granted herein for the benefit of the Second Lien Creditors and (ii) for the benefit of the Second Lien Creditors shall be subject and subordinated in all respects to the security interest granted herein for the benefit of the First Lien Creditors and (y) the Secured Lien Creditors' claims against the Pledgors in respect of the Collateral constitute second priority claims separate and apart (and of a different class) from the First Lien Creditors' senior claims against the Pledgors in respect of the Collateral):

          (a)   each of the Collateral Accounts, including any and all assets of whatever type or kind deposited by such Pledgor in such Collateral Account, whether now owned or hereafter acquired, existing or arising, including, without limitation, all Financial Assets, Investment Property, moneys, checks, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by the Credit Agreement or any other Secured Debt Agreement to be deposited in such Collateral Account, and all investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

          (b)   all Securities owned by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Securities;

          (c)   all Limited Liability Company Interests owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such interest relates, whether now existing or hereafter acquired, including, without limitation:

            (A)  all the capital thereof and its interest in all profits, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

            (B)  all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

            (C)  all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

            (D)  all present and future claims, if any, of such Pledgor against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise;

            (E)  all of such Pledgor's rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any

    Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

            (F)  all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

          (d)   all Partnership Interests owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such interest relates, whether now existing or hereafter acquired, including, without limitation:

            (A)  all the capital thereof and its interest in all profits, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

            (B)  all other payments due or to become due to such Pledgor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

            (C)  all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

            (D)  all present and future claims, if any, of such Pledgor against any such partnership for moneys loaned or advanced, for services rendered or otherwise;

            (E)  all of such Pledgor's rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing (with all of the foregoing rights only to be exercisable upon the occurrence and during the continuation of an Event of Default); and

            (F)  all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

          (e)   all Security Entitlements of such Pledgor from time to time in any and all of the foregoing;

          (f)    all Financial Assets and Investment Property owned by such Pledgor from time to time; and

          (g)   all Proceeds of any and all of the foregoing.

        Notwithstanding anything to the contrary contained in this Section 3.1, (x) except as otherwise provided in Section 8.12 of the Credit Agreement, no Pledgor (to the extent that it is the Borrower or a Domestic Subsidiary of the Borrower) shall be required at any time to pledge hereunder more than 65% of the Voting Stock of any Foreign Corporation, (y) each Pledgor shall be required to pledge hereunder 100% of any Non-Voting Stock at any time and from time to time acquired by such Pledgor of any Foreign Corporation and (z) (I) the Second Lien Creditors shall not have a security interest in, and the grant of security interests pursuant to this Section 3.1 for the benefit of the Second Lien Creditors shall not extend to, any Second Lien Excluded Collateral, and (II) with respect to the Second Lien Creditors, the term "Collateral" shall not include the Second Lien Excluded Collateral.

        3.2    Procedures.    (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by the respective Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable and, in any event, within 10 days after it obtains such Collateral) for the benefit of the Pledgee and the Secured Creditors:

            (i)  with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation or Securities Intermediary), the respective Pledgor shall physically deliver such Certificated Security to the Pledgee, indorsed to the Pledgee or indorsed in blank;

           (ii)  with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation or Securities Intermediary), the respective Pledgor shall cause the issuer of such Uncertificated Security to duly authorize and execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the Secured Creditors substantially in the form of Annex G hereto (appropriately completed to the satisfaction of the Pledgee and with such modifications, if any, as shall be satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security (and any Partnership Interests and Limited Liability Company Interests issued by such issuer) originated by any other Person other than a court of competent jurisdiction;

          (iii)  with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), the respective Pledgor shall promptly notify the Pledgee thereof and shall promptly take all actions required (i) to comply with the applicable rules of such Clearing Corporation or Securities Intermediary and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a)(b) and (c) and (b), 9-106 and 8-106(d) of the UCC). The Pledgor further agrees to take such actions as the Pledgee deems necessary or desirable to effect the foregoing;

          (iv)  with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Interest credited on the books of a Clearing Corporation or Securities Intermediary), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purpose of the UCC, the procedure set forth in Section 3.2(a)(i) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate or is not a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof;

           (v)  with respect to any Note, physical delivery of such Note to the Pledgee, indorsed to the Pledgee or indorsed in blank; and

          (vi)  with respect to cash, (i) establishment by the Pledgee of a cash account in the name of such Pledgor over which the Pledgee shall have exclusive and absolute "control" within the meaning of the UCC (and no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Pledgee) and (ii) deposit of such cash in such cash account.

          (b)   In addition to the actions required to be taken pursuant to proceeding Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Securities and Collateral (as defined below):

              (i)  with respect to all Collateral of such Pledgor with respect to which the Pledgee may obtain "control" thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), the respective Pledgor shall take all actions as may be requested from time to time by the Pledgee so that "control" of such Collateral is obtained and at all times held by the Pledgee; and

             (ii)  each Pledgor shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant States, in form covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee has a security interest in all Investment Property and other Collateral which may be perfected by the filing of such financing statements to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC.

        3.3    Subsequently Acquired Collateral.    If any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, the Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee (i) a certificate executed by a principal executive officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) supplements to Annexes A through F hereto as are necessary to cause such annexes to be complete and accurate at such time. Without limiting the foregoing, each Pledgor shall be required to pledge hereunder any shares of stock at any time and from time to time after the date hereof acquired by such Pledgor of any Foreign Corporation, provided that (x) except as provided in Section 8.12 of the Credit Agreement, no Pledgor (to the extent that it is the Borrower or a Domestic Subsidiary of the Borrower) shall be required at any time to pledge hereunder more than 65% of the Voting Stock of any Foreign Corporation and (y) each Pledgor shall be required to pledge hereunder 100% of any Non-Voting Stock at any time and from time to time acquired by such Pledgor of any Foreign Corporation.

        3.4    Transfer Taxes.    Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

        3.5    Definition of Pledged Notes.    All Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes."

        3.6    Certain Representations and Warranties Regarding the Collateral.    Each Pledgor represents and warrants that on the date hereof (i) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex B hereto; (ii) the Stock held by such Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex C hereto; (iii) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex C hereto; (iv) the Notes held by such Pledgor consist of the promissory notes described in Annex D hereto where such Pledgor is listed as the lender; (v) the Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex E hereto; (vi) each such Limited Liability Company Interest constitutes that percentage of the issued and outstanding equity interest of the issuing Person as set forth in Annex E hereto; (vii) the Partnership Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex F hereto; (viii) each such Partnership Interest constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex F hereto; (ix) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes B through F hereto; and (x) on the date hereof, such Pledgor owns no other Securities, Limited Liability Company Interests or Partnership Interests.

        4.    APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.    If and to the extent necessary to enable the Pledgee to perfect its security interest in any of the Collateral or to exercise any of its remedies hereunder, the Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

        5.    VOTING, ETC., WHILE NO EVENT OF DEFAULT.    Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement entered into with an Other Creditor, any Additional First Lien Debt Document or any Senior Secured Note Document (collectively, the "Secured Debt Agreements"), or which would have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

        6.    DIVIDENDS AND OTHER DISTRIBUTIONS.    Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

            (i)  all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;

           (ii)  all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

          (iii)  all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

        Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

        7.    REMEDIES IN CASE OF DEFAULT OR EVENT OF DEFAULT.    If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

            (i)  to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;

           (ii)  to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

          (iii)  to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

          (iv)  to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

           (v)  at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days' written notice of the time and place of any such sale shall be given to the respective Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

          (vi)  to set-off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations.

        8.    REMEDIES, ETC., CUMULATIVE.    Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Pledgee, acting upon the instructions of the Secured Creditors, and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or any other Security Document or to realize upon the security to be granted hereby or thereby.

        9.    APPLICATION OF PROCEEDS.    (a) All monies collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement (which for the avoidance of doubt, also shall include, without limitation, any payment or distribution of Collateral of any Pledgor upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshalling of assets of any Pledgor in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to any Pledgor or its assets, whether voluntary or involuntary), together with all other monies received by the Pledgee hereunder, shall be applied in the manner provided in the Security Agreement.

        (b)   It is understood and agreed that the Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

        10.    PURCHASERS OF COLLATERAL.    Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

        11.    INDEMNITY.    Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee in such capacity and each other Secured Creditor that is an indemnitor under Section 6 of Annex L to the Security Agreement and their respective successors, assigns, employees, officers, directors, affiliates, agents and servants (individually an "Indemnitee," and collectively the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all costs and expenses, including reasonable attorneys' fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

        12.    PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER.    (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor and/or any Pledgor.

        (b)   Except as provided in the last sentence of paragraph (a) of this Section 12, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor or any limited liability company or partnership either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 12.

        (c)   The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

        (d)   The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

        13.    FURTHER ASSURANCES; POWER-OF-ATTORNEY.    (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary and wherever required by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral including, without limitation, (x) financing statements which list the collateral specifically and/or as "all assets" and (y) "in lieu of" financing statements) without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

        (b)   Each Pledgor hereby appoints the Pledgee such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default in the Pledgee's reasonable discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement.

        14.    THE PLEDGEE AS AGENT.    The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement Annex L to the Security Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Annex L to the Security Agreement.

        15.    TRANSFER BY THE PLEDGORS.    No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Credit Agreement).

        16.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS.    (a) Each Pledgor represents, warrants and covenants that:

            (i)  it is the legal, beneficial and record owner of, and has good and marketable title to, all Collateral consisting of one or more Securities and that it has sufficient interest in all Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement);

           (ii)  it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

          (iii)  this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

          (iv)  except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance of this Agreement, (b) the validity or enforceability of this Agreement (except as set forth in clause (iii) above), (c) the perfection or enforceability of the Pledgee's security interest in the Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

           (v)  the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor, or of the certificate of incorporation, operating agreement, limited liability company agreement, partnership agreement or by-laws of such Pledgor or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement;

          (vi)  all of the Collateral (consisting of Securities, Limited Liability Company Interests or Partnership Interests) has been duly and validly issued and acquired, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

         (vii)  each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

        (viii)  the pledge, collateral assignment and delivery to the Pledgee of the Collateral consisting of Certificated Securities pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities, and the proceeds thereof, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include the Securities and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and

          (ix)  "control" (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all Collateral consisting of Securities (including Notes which are Securities) with respect to which such "control" may be obtained pursuant to Section 8-106 of the UCC.

        (b)   Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

        (c)   Each Pledgor covenants and agrees that it will take no action which would violate any of the terms of any Secured Debt Agreement.

        17.    LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC.    The exact legal name of each Pledgor, the type of organization of such Pledgor, whether or not such Pledgor is a Registered Organization, the jurisdiction of organization of such Pledgor, such Pledgor's Location, the organizational identification number (if any) of such Pledgor, and whether or not such Pledgor is a Transmitting Utility, is listed on Annex A hereto for such Pledgor. No Pledgor shall change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any) from that used in Annex A hereto for such Pledgor, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) such Pledgor changing its jurisdiction of organization or Location from the United States of America or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States of America or a State thereof) if (i) it shall have given to the Pledgee not less than 30 days' prior written notice of each change to the information listed on Annex A hereto for such Pledgor (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to such Annex A which shall correct all information contained therein for such Pledgor, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Pledgee to maintain the security interests of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that any Pledgor does not have an organizational identification number on the date hereof and later obtains one, such Pledgor shall promptly thereafter notify Pledgee of such organizational identification number and shall take all actions reasonably satisfactory to the Pledgee to the extent necessary to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby fully perfected and in full force and effect.

        18.    PLEDGORS' OBLIGATIONS ABSOLUTE, ETC.    The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

        19.    REGISTRATION, ETC.    (a) If there shall have occurred and be continuing an Event of Default then, and in every such case, upon receipt by any Pledgor from the Pledgee of a written request or requests that such Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests, such Pledgor as soon as practicable and at its expense will cause such registration to be effected (and be kept effective) and will cause such qualification and compliance to be declared effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Collateral, including, without limitation, registration under the Securities Act, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements, provided that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. Such Pledgor will cause the Pledgee to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee, each other Secured Creditor and all others participating in the distribution of such Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

        (b)   If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and the Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral, as the case may be, or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such

Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

        20.    TERMINATION; RELEASE.    (a) After the Termination Date, this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof and in Section 6 of Annex L to the Security Agreement shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any monies at the time held by the Pledgee or any of its sub-agents hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitment and all Interest Rate Protection Agreements and Other Hedging Agreements entered into with Other Creditors have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full in cash in accordance with the terms thereof), all Letters of Credit have been terminated, all outstanding Additional First Lien Debt Obligations have been paid in full in cash in accordance with the terms thereof, all Second Lien Obligations have been paid in full in cash in accordance with the terms thereof and all other Obligations then due and payable have been paid in full in cash in accordance with the terms thereof; provided, however, at such time as (x) all First Lien Obligations have been paid in full in cash in accordance with the terms thereof and all Commitments and Letters of Credit under the Credit Agreement and all commitments under the Additional First Lien Debt Documents have been terminated or (y) the First Lien Creditors have released their Liens on all of the Collateral then, in either case, this Agreement and the security interests created hereby shall terminate (provided that all indemnities set forth herein (including, without limitation, in Section 11 hereof) and in Section 6 of Annex L to the Security Agreement shall survive such termination) unless, in the case of preceding clause (x), any Event of Default under the Senior Secured Note Indenture exists as of the date on which the First Lien Obligations are repaid in full and terminated as described in such clause (x), in which case the security interests created under this Agreement in favor of the Second Lien Creditors will not be released except to the extent the Collateral or any portion thereof was disposed of in order to repay the First Lien Obligations (although the security interests created in favor of the Second Lien Creditors will be released when such Event of Default and all other Events of Default under the Senior Secured Note Indenture cease to exist).

        (b)   In the event that any part of the Collateral is sold in connection with a sale permitted by each of the Secured Debt Agreements (other than a sale to any Pledgor or any Subsidiary thereof) or is otherwise released at the direction of the Required Secured Creditors and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the respective Secured Debt Agreements, to the extent required to be so applied, the Pledgee, at the request and expense of any Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

        (c)   At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 20(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective

Collateral is permitted pursuant to such Section 20(a) or (b). If requested by the Pledgee (although the Pledgee shall have no obligation to make any such request), the relevant Pledgor shall furnish appropriate legal opinions (from counsel reasonably acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence. The Pledgee shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted (or which the Pledgee in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) believes to be permitted) by this Section 20.

        (d)   Without limiting the foregoing provisions of this Section 20, to the extent applicable following the qualification of the Senior Secured Note Indenture under the Trust Indenture Act (but only insofar as this Agreement applies to the Second Lien Creditors), (i) the Pledgors shall comply with Section 314(d) of the Trust Indenture Act in connection with the release of property or Liens hereunder and (ii) the parties hereto agree that if any amendments to this Agreement or any other Security Document are required in order to comply with the provisions of the Trust Indenture Act, such parties shall cooperate and act in good faith to effect such amendments as promptly as practicable.

        21.    NOTICES, ETC.    All such notices and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier and when mailed shall be effective three Business Days following deposit in the mail with proper postage, except that notices and communications to the Pledgee shall not be effective until received by the Pledgee. All notices and other communications shall be in writing and addressed as follows:

        (a)   if to any Pledgor, at the address set forth opposite such Pledgor's signature below;

        (b)   if to the Pledgee, at:

    Deutsche Bank Trust Company Americas
    31 West 52nd Street
    New York, New York 10019
    Attention: Diane Rolfe
    Telephone No.: (646) 324-2194
    Telecopier No.: (646) 324-7460;

        (c)   if to any Lender Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Lender Creditor shall have specified in the Credit Agreement;

        (d)   if to any Other Creditor at such address as such Other Creditor shall have specified in writing to the Borrower and the Pledgee;

        (e)   if to any Additional First Lien Creditor, at such address as such Additional First Lien Creditor shall have specified in writing to the Borrower and the Pledgee; and

        (f)    if to the Senior Secured Notes Trustee or any other Second Lien Creditor, at:

    The Bank of New York
    101 Barclay Street - 8W
    New York, New York 10286
    Attention: Corporate Trust Administration
    Facsimile No.: (212) 815-5707

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

        22.    WAIVER; AMENDMENT.    Except as contemplated in Section 26 hereof, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in accordance with the terms of the Security Agreement (including Section 10.16 thereof).

        23.    MISCELLANEOUS.    This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided that no Pledgor may assign any of its rights or obligations under this Agreement without the prior consent of the Collateral Agent. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH PLEDGOR AND EACH SECURED CREDITOR IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

        24.    RECOURSE.    This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

        25.    LIMITED OBLIGATIONS.    It is the desire and intent of each Pledgor and the Secured Creditors that this Agreement shall be enforced against each Pledgor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that the obligations of each Pledgor that is a Subsidiary of the Borrower and which has executed a guaranty of any of the Obligations pursuant to a Secured Debt Agreement, the obligations of such Subsidiary thereunder may have been limited as provided therein. To the extent not otherwise provided in a guaranty given by a Pledgor in respect of the Second Lien Obligations, each Pledgor, other than the Borrower (collectively, the "second lien pledgors"), the Senior Secured Notes Trustee and each other Second Lien Creditor hereby confirm that it is the intention of all such Persons that the grant of the security interest hereunder by the second lien pledgors with respect to the Second Lien Obligations and the Second Lien Obligations of each such second lien pledgor hereunder not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the Second Lien Obligations of the second lien pledgors hereunder. To effectuate the foregoing intention, the Senior Secured Notes Trustee, the other Second Lien Creditors and the second lien pledgors hereby irrevocably agree that the Second Lien Obligations of the second lien pledgors hereunder at any time shall be limited to the maximum amount (after taking into account any guaranty of the First Lien Obligations by the second lien pledgors) as will result in the Second Lien Obligations of the second lien pledgors hereunder not constituting a fraudulent transfer or conveyance. For purposes hereof, "bankruptcy law" means any proceeding of the type referred to in Section 6.01(f) or (g) of the Senior Secured Note Indenture or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

        26.    ADDITIONAL PLEDGORS.    It is understood and agreed that any Subsidiary of the Borrower that desires to become a Pledgor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the respective Secured Debt Agreements, shall become a Pledgor hereunder by executing a counterpart hereof and delivering same to the Pledgee, or by executing an assumption agreement in form and substance satisfactory to the Pledgee, (y) delivering supplements to Annexes A through G hereto, inclusive, as are necessary to cause such Annexes to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents and actions required above to be delivered or taken to be delivered or taken to the reasonable satisfaction of the Pledgee.

        27.    ACKNOWLEDGMENT.    It is understood and agreed that, notwithstanding anything to the contrary contained in this Agreement, in order for an Additional First Lien Creditor to receive the benefits of this Agreement and any other Security Document, the Borrower and such Additional First Lien Creditor shall have delivered to the Pledgee a "Notice of Security Document Entitlement" (properly completed) pursuant to Section 10.15 of the Security Agreement.

* * * *

        IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

Address:

7777 Washington Village Drive Suite 130 Dayton, OH 45459 Attention: President Telephone: (937) 428-6368 Telecopier: (973) 428-9560	DAYTON SUPERIOR CORPORATION,
DUR-O-WAL, INC.,
SYMONS CORPORATION,
DAYTON SUPERIOR SPECIALTY CHEMICAL CORP.,
TREVECCA HOLDINGS, INC.,
AZTEC CONCRETE ACCESSORIES, INC.,
SOUTHERN CONSTRUCTION PRODUCTS, INC.,
as Pledgors
			By	/s/ ALAN F. MCILROY
				Name:	Alan F. McIlroy
				Title:	Vice President and Chief Financial Officer
Accepted and Agreed to:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent, Pledgee
By	/s/ DIANE F. ROLFE
	Name:	Diane F. Rolfe
	Title:	Vice President

THE BANK OF NEW YORK, as the Senior Secured Notes Trustee on its own behalf and on behalf of the other Second Lien Creditors
By	/s/ JOSEPH A. LLORET
	Name:	Joseph A. Lloret
	Title:	Assistant Treasurer

ANNEX A
to
PLEDGE AGREEMENT

SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION
(AND WHETHER A REGISTERED ORGANIZATION AND/OR
A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION,
LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

Exact Legal Name of Each Pledgor	Registered Organization? (Yes/No)	Jurisdiction of Organization	Pledgor's Location (for purposes of NY UCC § 9-307)	Pledgor's Organization Identification Number (or, if it has none, so indicate)	Transmitting Utility? (Yes/No)

ANNEX B
to
PLEDGE AGREEMENT

LIST OF SUBSIDIARIES

ANNEX C
to
PLEDGE AGREEMENT

LIST OF STOCK

I.     [Pledgor]

Name of Issuing Corporation	Certificate Number	Type of Shares	Number of Shares	Percentage of Outstanding Shares of Capital Stock	Relevant Sub-Clause of Section 3.2(a) of Pledge Agreement

ANNEX D
to
PLEDGE AGREEMENT

LIST OF NOTES

I.     [Pledgor]

Amount	Maturity Date	Obligor	Relevant Sub-clause of Section 3.2(a) of Pledge Agreement

ANNEX E
to
PLEDGE AGREEMENT

LIST OF LIMITED LIABILITY COMPANY INTERESTS

ANNEX F
to
PLEDGE AGREEMENT

LIST OF PARTNERSHIP INTERESTS

ANNEX G
to
PLEDGE AGREEMENT

Form of Agreement Regarding Uncertificated Securities, Limited Liability
Company Interests and Partnership Interests

        AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of                             ,             , among each of the undersigned pledgors (each a "Pledgor" and, collectively, the "Pledgors"), Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Collateral Agent (the "Pledgee"), and                         , as the issuer of the Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests (each as defined below) (the "Issuer").

W I T N E S S E T H:

        WHEREAS, each Pledgor and the Pledgee have entered into a Pledge Agreement, dated as of June 16, 2000, and amended and restated as of June 9, 2003 (as amended, amended and restated, modified or supplemented from time to time, the "Pledge Agreement"), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), each Pledgor will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of such Pledgor in and to any and all (1) "uncertificated securities" (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) ("Uncertificated Securities"), (2) Partnership Interests (as defined in the Pledge Agreement) and (3) Limited Liability Company Interests (as defined in the Pledge Agreement), in each case issued from time to time by the Issuer, whether now existing or hereafter from time to time acquired by such Pledgor (with all of such Uncertificated Securities, Partnership Interests and Limited Liability Company Interests being herein collectively called the "Issuer Pledged Interests"); and

        WHEREAS, each Pledgor desires the Issuer to enter into this Agreement in order to perfect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledge Interests and to provide for the rights of the parties under this Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.     Each Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the respective Pledgor), and not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

          2.     The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

          3.     The Issuer hereby represents and warrants that (i) the pledge by the Pledgors of, and the granting by the Pledgors of a security interest in, the Issuer Pledged Interests to the Pledgee, for

1

  the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests are fully paid and nonassessable.

          4.     All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to any Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

        Deutsche Bank Trust Company Americas
        31 West 52nd Street
        New York, New York 10019
        Attention: Diane Rolfe
        TelephoneNo.: (646) 324-2194
        Telecopier No.: (646) 324-7460

          5.     Until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgor only by wire transfers to the account specified by the Collateral Agent at the time of distribution thereof.

          6.     Except as expressly provided otherwise in Sections 4 and 5, all notices, instructions, orders and communications hereunder shall be sent or delivered by mail, telex, telecopy or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied or sent by overnight courier, be effective when deposited in the mails or delivered to the overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Pledgee shall not be effective

2

  until received by the Pledgee. All notices and other communications shall be in writing and addressed as follows:

(a)	if to any Pledgor, at:

Attention:
Telephone No..:
Telecopier No.:
(b)	if to the Pledgee, at: Deutsche Bank Trust Company Americas 31 West 52nd Street New York, New York 10019 Attention: Diane Rolfe Telephone No.: (646) 324-2194 Telecopier No.: (646) 324-7460
(c)	if to the Issuer, at:

Attention:
Telephone No.:
Telecopier No.:

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. As used in this Section 6, "Business Day" means any day other than a Saturday, Sunday, or other day in which banks in New York are authorized to remain closed.

          7.     This Agreement shall be binding upon the successors and assigns of each Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing signed by the Pledgee, the Issuer and any Pledgor which at such time owns any Issuer Pledged Interests.

          8.     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

*    *    *

3

        IN WITNESS WHEREOF, each Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[ ], as a Pledgor
By
Name: Title:
DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Collateral Agent and Pledgee
By
Name: Title:
[ ], the Issuer
By
Name: Title:

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QuickLinks

  Exhibit 4.6
AMENDED AND RESTATED PLEDGE AGREEMENT among DAYTON SUPERIOR CORPORATION, CERTAIN SUBSIDIARIES OF DAYTON SUPERIOR CORPORATION and DEUTSCHE BANK TRUST COMPANY AMERICAS, as COLLATERAL AGENT
TABLE OF CONTENTS
AMENDED AND RESTATED PLEDGE AGREEMENT
W I T N E S S E T H
  ANNEX A to PLEDGE AGREEMENT
SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION, LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS
  ANNEX B to PLEDGE AGREEMENT
LIST OF SUBSIDIARIES
  ANNEX C to PLEDGE AGREEMENT
LIST OF STOCK
  ANNEX D to PLEDGE AGREEMENT
LIST OF NOTES
  ANNEX E to PLEDGE AGREEMENT
LIST OF LIMITED LIABILITY COMPANY INTERESTS
  ANNEX F to PLEDGE AGREEMENT
LIST OF PARTNERSHIP INTERESTS
  ANNEX G to PLEDGE AGREEMENT
Form of Agreement Regarding Uncertificated Securities, Limited Liability Company Interests and Partnership Interests